Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Scott Frommer - 336-436-5076 Media Contact: Pattie Kushner - 336-436-8263 Company Information: www.labcorp.com

358 South Main Street

Burlington, NC 27215

Telephone: (336) 584-5171

LABCORP PRICES $600,000,000 IN 3.250% SENIOR NOTES DUE 2024 AND $600,000,000 IN 3.600% SENIOR NOTES DUE 2027

Burlington, NC, August 15, 2017—LabCorp® (NYSE: LH) announced today that it has priced its offering of $1.2 billion in senior notes. The offering consists of two tranches: $600,000,000 aggregate principal amount of 3.250% Senior Notes due 2024 (the “2024 Notes”) and $600,000,000 aggregate principal amount of 3.600% Senior Notes due 2027 (the “2027 Notes”), (together with the 2024 Notes, the “Notes”). The Notes will bear interest from August 22, 2017, payable semi-annually on March 1 and September 1, commencing on March 1, 2018. The closing of the offering is expected to occur on August 22, 2017, subject to the satisfaction of customary closing conditions. The Notes will be senior unsecured obligations and will rank equally with LabCorp’s existing and future senior unsecured debt.

LabCorp intends to use the net proceeds of the Notes offering for general corporate purposes, including the repayment at maturity of its outstanding 2.20% Senior Notes due August 23, 2017.

The joint book-running managers for the offering are Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC. Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities Inc. and Goldman Sachs & Co. LLC are acting as co-managers.

The offering will be made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission. A copy of the prospectus and related prospectus supplement may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, by email at dg.prospectus_requests@baml.com or by calling toll-free 1-800-294-1322 or from Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, by email at wfscustomerservice@wellsfargo.com by calling toll-free 1-800-645-3751.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying prospectus.

About LabCorp

LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016 through the contributions of 52,000 employees in approximately 60 countries.

This press release contains forward-looking statements including statements about the proposed offering of Notes and use of proceeds therefrom. Each of the forward-looking statements is subject to change based on various important factors, including the risk that the offering may not be successful. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, including under the heading risk factors, and in the Company’s other filings with the

SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2016 and subsequent Forms 10-Q under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.